Exhibit 10.1

PURCHASE AND SALE AGREEMENT
(North Carolina Facilities)

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of this 18th day of January, 2019 (the “Effective Date”), by and between HP SHELBY, LLC, a Delaware limited liability company (“Shelby Seller”), HP HAMLET, LLC, a Delaware limited liability company (“Hamlet Seller”), HP CARTERET, LLC, a Delaware limited liability company (“Carteret Seller”), and HP WINSTON-SALEM, LLC, a Delaware limited liability company (“Winston-Salem Seller”, and collectively with Shelby Seller, Hamlet Seller and Carteret Seller, “Seller”), and AGEMARK ACQUISITION LLC a North Carolina limited liability company (“Buyer”).

1. Purchase and Sale. On the terms and conditions set forth herein, each Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall purchase from each respective Seller, such Seller’s interest in the following, which are hereinafter referred to collectively as the “Property”:

(a) The improvements located each Seller’s Real Property, consisting of an assisted living facility as described in Schedule 1(a) attached hereto (singularly, a “Facility” and collectively, the “Facilities”), owned by each respective Seller, as applicable, and all right, title and interest of each Seller in and to the items described in (a) through (f) herein, as they pertain to such Seller’s Facility;

(b) All of the real estate on which each Facility is situated, together with all tenements, easements, appurtenances, privileges, rights of way, and other rights incident thereto, all building and improvements and any parking lot to such Facility located thereon situated in the State of North Carolina (the “State”), which is described in Exhibit A-1 (the “Shelby Real Property”), Exhibit A-2 (the “Hamlet Real Property”), Exhibit A-3 (the “Carteret Real Property”), and Exhibit A-4 (the “Winston-Salem Real Property”) attached hereto and made a part hereof by this reference (collectively, the “Real Property”);

(c) All of the tangible personal property, inventory, equipment, machinery, supplies including drugs and other supplies, spare parts, furniture, furnishings, warranty claims, contracts, including but not limited to supply contracts, contracts rights, intellectual property, including but not limited to patents, trade secrets, and all rights and title to the names under which the Facility operates, mailing lists, customer lists, vendor lists, resident files, resident deposits, books and records owned by the Seller, who may retain copies of same, and shall have reasonable access to such books and records after the Closing as required for paying taxes and responding to legal inquiry (collectively, the “Personal Property”);

(d) All transferable licenses, permits, certifications, including, without limitation, the Certificates of Need (“CON”), assignable guaranties and warranties in favor of Seller, approvals or authorizations and all assignable intangible property not enumerated herein which is used by the Seller in connection with the Facility, and all other assets whether tangible or intangible; provided, that Seller shall retain all licenses required to be retained by Seller in order to operate the current business within the Facility;

(e) All trade names or other names commonly used to identify the Facility and all goodwill associated therewith. The intent of the parties is to transfer to Buyer only such name(s) and goodwill associated with the Facility itself and not with Seller or any affiliate of Seller, so as to avoid any interference with the unrelated business activities of Seller; and

(f) All telephone numbers used in connection with the operation of the Facility, and to the extent not described above, all goodwill of Seller associated with the Facility (the items described in clauses (d), (e) and (f) above are collectively referred to as “Intangibles”).

2. Excluded Assets. Seller’s cash, investment securities, bank account(s) and accounts receivable, and Seller’s corporate minute books and corporate tax returns, partnership records, and other corporate and partnership records shall be excluded from the Facilities sold by Seller to Buyer hereunder (the “Excluded Assets”).

3. Purchase Price; Deposits. The following shall apply with respect to the Purchase Price of the Property:

(a) The purchase price (the “Purchase Price”) payable by Buyer to Seller for the Property shall be Twenty-Seven Million and 00/100 Dollars ($27,000,000.00).

(b) Within three (3) business days after this Agreement is fully executed by the parties, Buyer shall deposit the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) as an earnest money deposit (“Deposit”) with Commonwealth Land Title, at its office at 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Attention: Kelly Ralph (“Title Company” or “Escrow Agent”) and Escrow Agent will deposit it into an interest-bearing account with the interest for the benefit of Buyer. Interest earned on the Deposit shall be paid to the party entitled to such amount as provided in this Agreement. The Deposit shall be non-refundable except as otherwise set forth in this Agreement.

(c) At Closing, Buyer shall deposit the entire Purchase Price in Cash to the Escrow Agent and the Deposit shall be refunded to Buyer.

4.  Closing. The closing of the purchase and sale transaction pursuant to this Agreement (“Closing” or “Close of Escrow”) shall occur on February 14, 2019, unless otherwise extended in writing between the parties (the “Closing Date”). The Closing shall take place through Seller’s delivery of a special warranty deed with respect to such Seller’s Real Property and Buyer’s delivery of cash or immediately available funds through an escrow agreement (the “Escrow”) to be established with the Escrow Agent pursuant to form escrow instructions which shall be modified to be consistent with the terms and provisions of this Agreement, and which shall be mutually agreed upon by the parties hereto.

5. Conveyance; AS-IS Purchase. Seller and Buyer acknowledge that Buyer’s affiliates listed on Schedule 6 attached hereto (each, an “Operator”, and collectively, the “Operators”) are currently occupying and operating their respective Facility, as “tenant”, under a certain lease with each respective Seller, as “landlord”, as more particularly listed on Schedule 6 attached hereto, and therefore Buyer is familiar with the Property and its operations. Title to each Facility shall be conveyed by Seller to Buyer by a special warranty deed and bill of sale in form reasonably acceptable to Buyer and Seller. Fee simple indefeasible title to the Real Property and title to the Personal Property, shall be conveyed from Seller to Buyer in “AS-IS, WHERE-IS” condition, free and clear of all liens, charges, easements and encumbrances of any kind, other than:

(a) Liens for real estate taxes or assessments not yet due and payable;

(b) The exceptions listed for each Real Property in the Preliminary Title Reports attached as Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 hereto (other than exceptions for monetary liens and/or mortgages created by Seller, which shall be removed by Seller at the Close of Escrow); and

(c) Liens or encumbrances caused by the actions of Buyer but not those caused by the actions of Seller.

The items described in this Section 5 are sometimes collectively referred to as the “Permitted Exceptions.”

Buyer acknowledges and agrees that Buyer has had extensive opportunity to become familiar with the condition of the Property both pursuant to the terms of this Agreement and otherwise. Except as expressly provided for herein, Buyer acknowledges that it is purchasing the Property in an “AS IS, WHERE IS” CONDITION “WITH ALL FAULTS,” AND THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER SELLER NOR ANY AGENTS OF SELLER HAVE MADE ANY REPRESENTATIONS OR WARRANTIES TO BUYER, EXPRESS OR IMPLIED, OF ANY NATURE REGARDING: THE QUALITY OR CONDITION OF THE PROPERTY; THE ABILITY TO DEVELOP OR USE THE PROPERTY; THE STRUCTURAL INTEGRITY OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY; THE QUALITY OF GROUNDWATER OR PROPERTY SOIL; THE MERCHANTABILITY OF THE PROPERTY OR THE FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE IMPROVEMENTS OR ANY LANDSCAPING, PARKING FACILITIES, OR SEWAGE AND UTILITY SYSTEMS AND FACILITIES; THE ZONING AND LAND USE RESTRICTIONS APPLICABLE TO THE PROPERTY; THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, COVENANTS, CONDITIONS OR RESTRICTIONS; THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, OR ADJOINING OR NEIGHBORING PROPERTY OR WATERWAYS; OR THE ECONOMICS OF THE OPERATION OF THE PROPERTY. Buyer also acknowledges that in purchasing the Property, Buyer is not relying on Seller or its agents as to the condition of the Property, except as otherwise expressly represented by Seller herein. Buyer is purchasing the Property pursuant to its independent examination, study and inspection of the Property, including but not limited to its review of documents and other information provided by Seller to Buyer pursuant to this Agreement, and Buyer is relying upon its own determination of the value of the Property, the uses to which the Property may be put under applicable laws, including zoning laws, and the compliance of the Property with applicable laws, including environmental laws.

6. Buyer’s Due Diligence.

(a) Buyer shall have thirty (30) days from the Effective Date to complete Buyer’s third party inspection reports (the “Due Diligence Period”). Buyer shall coordinate directly with the Operator of each Facility (with notice to Seller) regarding the scheduling of any third-party inspections. All third party inspections and investigations at each respective Facility shall be conducted by Buyer in such manner so as not to disrupt the operation of such Facility. Buyer may, at its sole cost, obtain third party engineering and physical condition reports and Phase I Environmental Audits covering the Facility, certified to Buyer, prepared by an engineering and/or environmental consultants acceptable to Buyer; provided, no inspection by Buyer’s Consultants shall involve the taking of samples or other physically invasive procedures (such as a Phase II environmental audit) without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall indemnify, defend (with counsel acceptable to Seller) and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities, without limitation, attorneys’ fees incurred in connection therewith) arising out of or resulting from Buyer’ or Buyer’s Consultant’s exercise of its right of inspection as provided for in this Section 6; provided, however, such indemnification shall not extend to matters merely discovered by Buyer and/or the acts or omissions of Seller or any third party. The indemnification obligation of Buyer under this Section 6 shall survive the termination of this Agreement indefinitely. Following any audit or inspection as provided for herein, Buyer shall return the Real Property and the Facility to the condition in which they existed immediately prior to such audit or inspection.

(b) If the results of the foregoing inspections and audits are not acceptable to Buyer in its sole and absolute discretion, Buyer may, upon notice to Seller given on or before 5:00 p.m. (Pacific Time) on the last day of the Due Diligence Period, terminate this Agreement, and in such event, neither party shall have any further rights and obligations under this Agreement, except for obligations which expressly survive the termination of this Agreement. In the event Buyer elects to terminate this Agreement, the Deposit shall be released and retained by the Seller. Failure of Buyer to deliver written notice of approval prior to 5:00 p.m. (Pacific Time) on the last day of the Due Diligence Period shall be deemed to constitute Buyer’s approval of the matters described in this Section 6(a). Upon the expiration of the Due Diligence Period, whether or not Buyer approves, disapproves or is deemed to approve the same, the Deposit shall be released to Seller and shall be deemed non-refundable except as otherwise provided in this Agreement. If this Agreement shall be terminated prior to Closing, upon Seller’s request, Buyer shall promptly return or destroy all copies of the Due Diligence Items.

7. Prorations; Closing Costs; Possession; Post Closing Assistance.

(a) Except as set forth in this Section 7(a), there will be no prorations at the Closing and each Operator, its successors or assigns shall remain responsible for all taxes, costs and expenses relating to the Facility following the Closing pursuant to their lease. Rent for the month of February 2019 will not be prorated and will be retained by Seller once paid. Any amount held in any escrow account by, or for the benefit of, Seller for real property taxes, insurance, deposits, and/or replacement reserves shall be refunded to Buyer at Closing.

(b) Buyer shall pay any state, county and local transfer taxes arising out of the transfer of the Real Property.

(c) Buyer shall pay the cost of recording fees and of the standard owner’s title insurance policy, as described in this Agreement. Buyer shall also pay the cost of any lender’s policy for Buyer’s lender, any title endorsements requested by Buyer and its lender and the cost of updating or obtaining new Surveys. Seller and Buyer shall equally share the fees of Escrow Agent. All other costs associated with title and survey matters shall be paid in accordance with County (and local) custom and practice in which each respective Real Property is located.

(d) Buyer and Seller shall each pay their own attorney’s fees. Buyer shall pay for all costs of review of the Due Diligence Items and its additional due diligence inspection costs including, without limitation, the cost of any environmental reports.

(e) On the Closing Date, each Operator shall retain possession of the Facility pursuant to their lease.

8. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

(a) Legality.

(i) Organization, Corporate Powers, Etc. Each Seller entity is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has the full power, authority and legal right (A) to execute and deliver, and perform and observe the provisions of this Agreement and each Transaction Document, as defined herein, to which it is a party, (B) to transfer good, indefeasible title to the Property to Buyer free and clear of all liens, claims and encumbrances except for Permitted Exceptions (as defined in Section 5 hereof), and (C) to carry out the transactions contemplated hereby and by such other instruments to be carried out by such party.

(ii) Due Authorization, Etc. This Agreement and the Closing Documents (collectively the “Transaction Documents”) have been, and each instrument provided for herein or therein to which Seller is a party will be, when executed and delivered as contemplated hereby authorized, executed and delivered by Seller and the Transaction Documents constitute, and each such instrument will constitute, when executed and delivered as contemplated hereby, legal, valid and binding obligations of Seller and enforceable in accordance with their terms.

(b) No Foreign Persons. Seller is not a foreign person within the meaning of Sections 897 or 1445 of the Code, nor is Seller a U.S. Real Property Holding Company within the meaning of Section 897 of the Code.

(c) No Survival of Representations and Warranties. The representations and warranties of Seller in this Agreement shall be merged with the Deed at the Closing and shall not survive the Closing.

9. Representations and Warranties of Buyer. Buyer hereby warrants and represents to Seller that:

(a) Organization, Corporate Powers, Etc. Buyer is a limited liability company, validly existing and in good standing under the laws of the State of North Carolina and is duly qualified and in good standing in each other state or jurisdiction in which the nature of its business requires the same except where a failure to be so qualified does not have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of that person. Buyer has full power, authority and legal right (i) to execute and deliver, and perform and observe the provisions of this Agreement and each Transaction Document to which it is a party, and (ii) to carry out the transactions contemplated hereby and by such other instruments to be carried out by Buyer pursuant to the Transaction Documents.

(b) Due Authorization, Etc. The Transaction Documents have been, and each instrument provided for herein or therein to which Buyer is a party will be, when executed and delivered as contemplated hereby, duly authorized, executed and delivered by Buyer and the Transaction Documents constitute, and each such instrument will constitute, when executed and delivered as contemplated hereby, legal, valid and binding obligations of the Buyer enforceable in accordance with their terms.

(c) No Survival of Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be merged with the Deed at the Closing and shall not survive the Closing.

10. Seller Closing Obligations. On or before the Closing Date, Seller shall deliver the following documents to Escrow Agent relating to the Facility (“Closing Documents”):

(i) One (1) original executed Special Warranty Deed for each Facility, in recordable form;

(ii) Two (2) original executed counterparts of the Assignment of Lease (the “Assignment of Lease”);

(iii) Two (2) original executed counterparts of the bill of sale for the Personal Property (“Bill of Sale”), and an assignment of Seller’s interest in the Intangibles (“Assignment of Intangible Property”);

(iv) One (1) original executed certificate executed by Seller confirming that Seller’s representations and warranties continue to be true and correct in all material respects, or stating how such representations and warranties are no longer true and correct (“Seller’s Confirmation”); and

(v) Two (2) original executed counterparts of each of the FIRPTA Certificate, escrow agreements and other documents required by the Title Company in connection with the transactions contemplated by this Agreement (collectively, the “Title Company Documents”).

11. Buyer Closing Obligations. On or before the Closing Date, Buyer shall deposit the following with Escrow Agent:

(i) The Purchase Price in accordance with the requirements of this Agreement;

(ii) Two (2) original executed counterparts of the Assignment of Lease;

(iii) Two (2) original executed counterparts of the Assignment of Intangible Property;

(iv) One (1) original executed certificate executed by Buyer confirming that Buyer’s representations and warranties continue to be true and correct in all material respects, or stating how such representations and warranties are no longer true and correct (“Buyer’s Confirmation”); and

(v) Two (2) original executed counterparts of each of the Title Company Documents requiring Buyer’s signature.

12. Conditions to Closing.

(a) Conditions to Buyer’s Obligations. All obligations of Buyer under this Agreement are subject to the reasonable satisfaction and fulfillment, prior to the Closing Date, of each of the following conditions. Anyone or more of such conditions may be waived in writing by Buyer.

(i) Seller’s Representations, Warranties and Covenants. Seller’s representations, warranties and covenants shall be true at the date hereof and as of the Closing Date as though such representations, warranties and covenants were then again made.

(ii) Seller’s Performance. Seller shall have performed all of its obligations and covenants under this Agreement that are to be performed prior to or at Closing.

(iii) Title Insurance Policies. Title Company shall be prepared to issue an Owners Title Insurance Policy for the Facility as of the Closing Date, with coverage in the amount of the allocable portion of the Purchase Price for such Facility, insuring Buyer as owner of the Facility subject only to the Permitted Exceptions.

(b) Conditions to Seller’s Obligations. All obligations of Seller under this Agreement are subject to the fulfillment, prior to the Closing Date, of each of the following conditions. Any one or more of such conditions may be waived by Seller in writing.

(i) Buyer’s Representations, Warranties and Covenants. Buyer’s representations, warranties and covenants contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true at the date hereof and as of the Closing Date as though such representations, warranties and covenants were then again made.

(ii) Buyer’s Performance. Buyer shall have performed its obligations and covenants under this Agreement that are to be performed prior to or at Closing.

13. Termination; Defaults.

(a) Termination For Failure of Condition. Either party may terminate this Agreement for non-satisfaction or failure of a condition to the obligation of either party to consummate the transaction contemplated by this Agreement (including, without limitation, Buyer’s election to disapprove the condition of the title or the Survey pursuant to Section 14 herein), unless such matter has been satisfied or waived by the date specified in this Agreement or by the Closing Date (as same may be extended by the parties to allow the parties to satisfy or waive conditions to close in the manner provided in this Agreement). In the event of such a termination, Escrow Agent shall promptly (i) release to Seller the Deposit (i) return to Buyer, all funds of Buyer in its possession (less the Deposit) and all interest accrued thereon, and (ii) to Seller and Buyer, all documents deposited by them respectively, which are then held by Escrow Agent. Thereafter, neither party shall have any continuing obligation or liability to the other party except for any such matters that expressly survive the Closing or termination of this Agreement, as provided herein. The provisions of this Section 13(a) are intended to apply only in the event of a failure of condition, as set forth herein, which is not the result of a default by either party, but which shall not apply in the event the non-terminating party is in default of its obligations under this Agreement.

(b) Termination For Cause.

(i) If the Agreement is terminated by Seller because Buyer fails to consummate the Closing as a result of a default by Buyer under this Agreement, Seller’s sole and exclusive remedy prior to the Closing Date shall be to terminate this Agreement by giving written notice of termination to Buyer and Escrow Agent, whereupon (A) Escrow Agent shall promptly release to Seller the Deposit, and all interest accrued thereon, (B) Escrow Agent shall return to Buyer and Seller all documents deposited by them respectively, which are then held by Escrow Agent, (C) the parties shall be released and relieved of all obligations to each other under this Agreement, except for provisions that expressly survive termination as provided herein (including without limitation, indemnification provisions), (D) Buyer shall return to Seller all documents received by it during the course of its Due Diligence and (E) Buyer shall have no further right to purchase the Property or legal or equitable claims against Seller (except for any breach by Seller of provisions that survive termination) and/or the Property. Buyer shall have no liability to Seller under any circumstances for any speculative, consequential or punitive damages. Without limiting the other provisions of this Agreement, Buyer acknowledges that the provisions of this Subsection are a material part of the consideration being given to Seller for entering into this Agreement and that Seller would be unwilling to enter into this Agreement in the absence of the provisions of this Subsection. The provisions of this Subsection shall survive any termination of this Agreement. With respect to any action by Seller against Buyer or by Buyer against Seller commenced after the Closing Date, Seller and Buyer expressly waive any right to any speculative, consequential, or punitive damages. The parties acknowledge and agree that Seller’s actual damages as a result of Buyer’s default would be difficult or impossible to ascertain and that the deliveries and payments provided for in this paragraph constitute reasonable compensation for its actual damages. Seller and Buyer acknowledge that they have read and understand the provisions of this Section 13(b)(i) and by their initials below agree to be bound by its terms. In the event of termination under this Section 13(b)(i), the existing Leases between Buyer and Seller shall remain in full force and effect.

KE	CT
Sellers’ Initials	Buyer’s Initials

(ii) Buyer shall have the right to terminate this Agreement in the event Seller defaults in the performance of its obligations under this Agreement, and such default is not cured within five (5) days after written notice by Buyer to Seller. If this Agreement is terminated by Buyer because Seller has defaulted in the performance of its obligations under this Agreement, Buyer’s sole and exclusive remedies prior to the Closing Date shall be either: (A) to terminate this Agreement by giving written notice of termination to Seller and Escrow Agent and pursue any and all remedies for Buyer’s out-of-pocket costs (including actual attorneys’ fees and court costs) in an amount not to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00), attributable to the termination of this Agreement and supported by documentary evidence, excluding any speculative or punitive damages, whereupon (i) Escrow Agent shall promptly return to Buyer the Deposit, and all interest accrued thereon, and (ii) Escrow Agent shall return to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Agent, or (B) to pursue the remedy of specific performance of Seller’s obligation to perform its obligations under this Agreement. Seller shall have no liability to Buyer under any circumstances for any speculative, consequential or punitive damages. Without limiting the other provisions of this Agreement, Seller acknowledges that the provisions of this Subsection are a material part of the consideration being given to Buyer for entering into this Agreement and that Buyer would be unwilling to enter into this Agreement in the absence of the provisions of this Subsection. The provisions of this Subsection shall survive any termination of this Agreement. With respect to any action by Buyer against Seller or by Seller against Buyer commenced after the Closing Date, Buyer and Seller expressly waive any right to any speculative, consequential, punitive or special damages including, without limitation, lost profits. In the event of termination under this Section 13(b)(ii), the existing Leases between Buyer and Seller shall remain in full force and effect. Seller and Buyer acknowledge that they have read and understand the provisions of this Section 13(b)(ii) and by their initials below agree to be bound by its terms.

KE	CT
Sellers’ Initials	Buyer’s Initials

(c) General. In the event a party elects to terminate this Agreement such party shall deliver a notice of termination to the other party.

14. Title Reports. Attached hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4, respectively, are preliminary title reports for each of the Properties (the “Title Reports”). Buyer hereby approves all exceptions listed in the Title Reports, all of which shall be Permitted Exceptions, other than monetary liens and/or mortgages caused by Seller, which Seller shall remove from title on or prior to the Close of Escrow.

15. Cooperation. Following the execution of this Agreement, Buyer and Seller agree that if any event should occur, either within or without the knowledge or control of Buyer or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, each such party shall use reasonably commercial efforts to cure or to cause the cure of the same as expeditiously as possible. In addition, each party shall cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions with respect to, any applications, requests, or actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement.

16. Release of Claims. Buyer, and any person or entity claiming by, through or under Buyer, each hereby fully and irrevocably releases, discharges and waives its rights to recover from any Seller, and/or its employees, officers, directors, agents, members, partners, shareholders, and representatives (collectively, the “Seller Parties”) any and all claims that Buyer may now have or hereafter acquire against any of the Seller Parties for any cost, loss, claim, penalty, fine, lien, judgment, liability, damage, expense, action or cause of action (including, without limitation, actual attorneys’ fees and costs), whether foreseen or unforeseen, direct or indirect, known or unknown, arising from or related to events or circumstances which have heretofore or may hereafter occur in connection with this Agreement, or at or in relation to the Property, including, without limitation, (i) the existence or presence of hazardous substances in, on, under, or about the Property, (ii) the non-compliance of the Property with any environmental laws, (iii) the zoning, entitlements, land use or development restrictions and conditions of the Property, (iv) the leases with the Operators referenced on Schedule 6 attached hereto, and (v) the condition, square footage, size or adequacy of any Facility or the Property, including, but not limited to the physical, structural, mechanical or other condition of any Facility or the Property (including, without limitation, any construction defects, errors, or omissions, latent or otherwise).

17. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith or delivered at the Close of Escrow (collectively, including this Agreement, said exhibits and any such documents, the “Purchase Documents”), it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Buyer or its successors or assigns against Seller or any of the Seller Parties with respect to the alleged breach by or on the part of Seller or any of the Seller Parties of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents (collectively, “Seller’s Undertakings”) shall be limited to an amount not to exceed one percent (1%) of the Purchase Price, of all recourse of Buyer under the Purchase Documents; (ii) neither Buyer nor any of its successors or assigns shall have any recourse against Seller or any of the Seller Parties with respect to the Seller’s Undertakings unless the aggregate amount of all actual damages suffered by Buyer or its successors and assigns (net of any tax benefits or insurance proceeds received by such party or parties) exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00), and (iii) no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Seller or any of the Seller Parties except with respect to Seller and then subject to the limitations in clauses (i) and (ii) above. Notwithstanding the foregoing, the Twenty-Five Thousand and No/100 Dollars ($25,000.00) limitation shall not apply with respect to any claims relating to Buyer’s right to receive reimbursement of actual attorney’s fees or costs.

18. Notices. Any notice, request for consent or approval, election or other communication provided for or required by this Agreement shall be in writing and shall be delivered by hand, by air courier service, postage prepaid (certified with return receipt requested) or electronic transmission followed by delivery of the hard copy of such communication by air courier service or mail as aforesaid, addressed to the person to whom such notice is intended to be given at such address as such person may have previously furnished in writing to the such party’s last known address. Until receipt of written notice to the contrary, the parties’ addresses for notices shall be:

To Seller:
Summit Healthcare REIT, Inc. 2 South Pointe Drive, Suite 100 Lake Forest, CA 92630 Attention: Kent Eikanas Phone: (949) 535-1923 Email: keikanas@summithealthcarereit.com

With a Copy to:
Seubert French Frimel & Warner LLP 1075 Curtis Street Menlo Park, CA 94025 Attention: Rachel Rosati Warner Phone: (650) 322-2919 Email: rachel@sffwlaw.com

To Buyer:	Agemark Acquisition LLC P.O. Box 2568 Hickory, NC 28603-2568 Attn: Charles E. Trefzger Phone: 828-404-3911 Email: mdeaton@affinitylivinggroup.com

With a Copy to:	Waldrep LLP 101 S. Stratford Road, Suite 210 Winston-Salem, NC 27104 Attn: Lucy E. Harrington Phone: 336-717-9164 E-mail: lharrington@waldrepllp.com

19. Sole Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous oral agreements, understandings representations and statement, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

20. Assignment; Successors. Neither party shall assign this Agreement without the prior written consent of the other; provided, however, Buyer may assign all of its rights, title, liability, interest and obligation pursuant to this Agreement to one or more entities owned, controlled by or under common control with Buyer. Subject to the limitations on assignment set forth above, all the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs, successors and assigns of the parties hereto.

21. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and each such provision shall be valid and remain in full force and effect.

22. Brokers. Buyer represents and warrants to Seller that no brokerage commission, finder’s fee or other compensation is due or payable with respect to the transactions contemplated herein arising from Buyer’s actions or omissions, except to CS Capital Advisors, LLC (“Buyer’s Broker”). Buyer shall pay any commission and/or fee payable to Buyer’s Broker pursuant to a separate agreement. Buyer hereby agrees to indemnify, defend, and hold the Seller Parties harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Seller by reason of any breach or inaccuracy of Buyer’s representations and warranties contained in this Section 22. Seller represents and warrants to Buyer that no brokerage commission, finder’s fee or other compensation is due or payable with respect to the transactions contemplated herein arising from Seller’s actions or omissions. Seller hereby agrees to indemnify, defend, and hold the Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, actual attorneys’ fees and costs) incurred by Buyer by reason of any breach or inaccuracy of the representations and warranties contained in this Section 22. The provisions of this Section 22 shall survive the Close of Escrow.

23. Risk of Loss. Until the Closing Date, the lease with each Operator will govern the risk of loss for the Facility.

24. Holidays. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State for observance thereof.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall be deemed to constitute one and the same instrument. Facsimile signature pages or electronically transmitted signature pages shall constitute original counterparts for all purposes.

26. Exhibits and Schedules. To the extent that one or more Exhibits or Schedules are not attached to this Agreement at the time this Agreement is executed, Seller and Buyer agree that this Agreement is not rendered unenforceable by reason of such fact. Seller shall provide such exhibits to Buyer during the Due Diligence Period as promptly as possible in order to allow the parties to agree upon such Exhibits and Schedules and to afford Buyer adequate time in which to complete its due diligence review prior to the expiration of the Due Diligence Period.

27. Prevailing Party. Subject to the limitations as otherwise set forth in this Agreement, if an action shall be brought on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party’s costs, reasonable actual attorney’s fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

28. Time is of the Essence. Time is of the essence of this Agreement.

29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by parties legally entitled to do so as of the day and year first set forth above.

“SELLER”:

HP SHELBY, LLC, a
Delaware limited liability company

By:	/s/ Kent Eikanas
Name:	Kent Eikanas
Its:	President

HP HAMLET, LLC, a
Delaware limited liability company

By:	/s/ Kent Eikanas
Name:	Kent Eikanas
Its:	President

HP CARTERET, LLC, a
Delaware limited liability company

By:	/s/ Kent Eikanas
Name:	Kent Eikanas
Its:	President

HP WINSTON-SALEM, LLC, a
Delaware limited liability company

By:	/s/ Kent Eikanas
Name:	Kent Eikanas
Its:	President

“BUYER”:

AGEMARK ACQUISITION LLC, a
North Carolina limited liability company

By:	/s/ Charles E. Trefzger, Jr.
Charles E. Trefzger, Jr., Manager

LIST OF EXHIBITS AND SCHEDULES

OMITTED

S-15